Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2018 FIRST QUARTER

San Antonio, TX, May 22, 2018 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the first quarter ended March 31, 2018.

“The investments we continue to make in both the Americas and International businesses to enhance our global network are benefiting our marketing and advertising partners and generating results,” said Bob Pittman, Executive Chairman and Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “In the first quarter, we have delivered against our strategy in key markets worldwide by expanding our digital network, enhancing our programmatic solutions and data analytics capabilities and winning new contracts.”

Rich Bressler, Chief Financial Officer of Clear Channel Outdoor Holdings, Inc. said: “We are encouraged by our start in the first quarter of 2018. Revenue increased, operating income declined primarily due to a gain from the sale of our Indianapolis market in the prior year, while OIBDAN increased. We continue to be committed to financial discipline as we invest in our strategic growth initiatives.”

Key Financial Highlights

The Company’s key financial highlights for the first quarter of 2018 include:

•	Consolidated revenue increased 9.9%. Consolidated revenue increased 4.4%, after adjusting for a $34.8 million impact from movements in foreign exchange rates and the $4.7 million impact of the sale of our business in Canada.

•	Americas revenues decreased $4.5 million, or 1.7%. Revenues increased $0.2 million, or 0.1%, after adjusting for the $4.7 million impact from the sale of our business in Canada.

•	International revenues increased $58.5 million, or 20.6%. Revenues increased $23.7 million, or 8.3%, after adjusting for a $34.8 million impact from movements in foreign exchange rates.

•	Operating income (loss) decreased 139.1% to $(8.4) million, primarily due to the gain of $28.6 million recognized on the sale of our Americas Indianapolis market in the first quarter of 2017.

•	OIBDAN increased 13.0%. OIBDAN increased 10.1%, excluding the impact from movements in foreign exchange rates and the impact of the sale of our business in Canada.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

Building out our digital network by adding 36 new digital billboards for a total of 1,228 now available across the United States and installing 335 digital displays with more than 14,000 now available across our International markets including:

•	Acquiring the rights to manage 22 new digital displays in Philadelphia.

•	Launching Hyperstories in France, an exclusive out-of-home (OOH) video and social content platform that allows brands and cities to connect with customers by sponsoring or creating story content through a partnership with BRUT, an online video producer. Available across all of our digital shopping malls and street furniture networks in France, the stories are also amplified online via micro-influencers - enabling advertisers to engage consumers in both the physical and digital worlds.

•	Installing ‘City Play’ digital screens - a network of portrait LCDs - in the cities of Ostend, Diest and Tienen in Belgium.

•	Announcing the addition of three large digital billboards to its digital OOH network in Madrid, Spain - the billboards are prominently located in one of Europe’s biggest gastronomic and leisure spots, Platea Madrid and will be seen by over 3.5 million visitors annually.

•	Adding 11 digital screens in Basel, Switzerland.

Enhancing the capabilities of our tools:

•	Introducing RADARView to RADAR’s suite of out-of-home advanced data-analytics advertising solutions. It is a sophisticated visualization platform where advertisers can plan their campaigns by selecting information like demographics, audience segments or locations, to reach consumers. This leverages mobile and digital data - applying the same approach from the digital world to the physical world’s largest screens.

•	Connecting our Ad Platform with Posterscope’s location analytics planning and trading platform, enabled through Clear Channel UK’s first external API integration. Media buyers can connect to our Ad Platform through their planning and buying tools, making the buying process simpler and more flexible.

Widening our reach with new contracts:

•	Expanding our displays in San Diego - winning the long-term expansion deal to administer, innovate and grow ad sales across the San Diego Metropolitan Transit System’s 550+ buses and 150+ trolleys for up to a period of 10 years.

•	Announcing a five-year extension with Bradley International Airport in Hartford, CT and the introduction of a state-of-the-art advertising program to help advertisers engage with airline passengers passing through the Insurance Capital of the World.

•	Becoming the market leader in regional bus advertising in France following the extension of our partnership with Transdev. We now reach almost 60 percent of people in France’s major regional cities.

•	Winning an additional contract for OOH advertising in the city of Stockholm, Sweden, including advertising on an estimated 2,000 buses. We now hold three out of four of SL’s (Stockholm Public Transport) advertising contracts, strengthening our position in the market.

Being honored within the industry and community:

•	Receiving the Federal Bureau of Investigation’s, “Director’s Community Leadership Award” - in recognition of our Las Vegas team’s prompt action providing digital billboard services that assisted law enforcement in generating thousands of leads and tips, following the tragic event last October in Las Vegas.

•	Accepting the “Best Sales Initiative” and “Best Sales Team - All Media” gold awards for Clear Channel Ireland at the annual Media Awards 2018.

•	Recognizing the Milwaukee Brewers Baseball Club for receiving both a Gold and Silver OBIE Award from the Outdoor Advertising Association of America in recognition of the team’s four-phase billboard campaign leading up to the start of the 2017 baseball season on Clear Channel Americas billboards.

GAAP Measures by Segment

(In thousands)	Three Months Ended March 31,		% Change
	2018	2017
Revenue
Americas	$255,847	$260,346	(1.7)%
International	342,864	284,380	20.6%

Consolidated revenue	$598,711	$544,726	9.9%

Direct Operating and SG&A expenses[1]
Americas	$173,823	$181,029	(4.0)%
International	313,787	262,676	19.5%

Consolidated Direct Operating and SG&A expenses[1]	$487,610	$443,705	9.9%

Operating income (loss)
Americas	$37,520	$36,501	2.8%
International	(9,488)	(11,448)	(17.1)%
Corporate[2]	(36,426)	(36,066)	1.0%
Other operating income (expense), net	(54)	32,611

Consolidated Operating income (loss)	$(8,448)	$21,598	(139.1)%

[1]	Direct Operating and SG&A Expenses as included throughout this earnings release refers to the sum of Direct operating expenses (excludes depreciation and amortization) and Selling, general and administrative expenses (excludes depreciation and amortization).
[2]	Includes Corporate depreciation and amortization of $1.0 million and $1.5 million for the three months ended March 31, 2018 and 2017, respectively.

Non-GAAP Measures1 (see preceding table for comparable GAAP measures)

(In thousands)	Three Months Ended March 31,		% Change
	2018	2017
Revenue excluding movements in foreign exchange
Americas	$255,847	$260,346	(1.7)%
International	308,086	284,380	8.3%

Consolidated revenue excluding movements in foreign exchange	$563,933	$544,726	3.5%

Direct Operating and SG&A expenses[1] excluding movements in foreign exchange
Americas	$173,823	$181,029	(4.0)%
International	280,983	262,676	7.0%

Consolidated Direct Operating and SG&A expenses excluding movements in foreign exchange	$454,806	$443,705	2.5%

OIBDAN
Americas	$82,024	$79,317	3.4%
International	29,077	21,704	34.0%
Corporate	(33,329)	(32,181)	3.6%

Consolidated OIBDAN	$77,772	$68,840	13.0%

OIBDAN excluding movements in foreign exchange
Americas	$82,024	$79,317	3.4%
International	27,103	21,704	24.9%
Corporate	(32,513)	(32,181)	1.0%

Consolidated OIBDAN excluding movements in foreign exchange	$76,614	$68,840	11.3%

Revenue excluding effects of foreign exchange and revenue from business sold
Americas	$255,847	$255,676	0.1%
Consolidated revenue, excluding effects of foreign exchange and revenue from business sold	$563,933	$540,056	4.4%
OIBDAN excluding effects of foreign exchange and revenue from business sold
Americas	$82,024	$80,085	2.4%
Consolidated OIBDAN, excluding effects of foreign exchange and revenue from business sold	$76,614	$69,608	10.1%

Certain prior period amounts have been reclassified to conform to the 2018 presentation of financial information throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues; (iii) direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (v) Consolidated and segment revenues, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment operating income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

First Quarter 2018 Results

Consolidated

Consolidated revenue increased $54.0 million, or 9.9%, during the first quarter of 2018 as compared to the first quarter of 2017. Consolidated revenue increased $23.9 million, or 4.4%, after adjusting for a $34.8 million impact from movements in foreign exchange rates and the $4.7 million impact from the sale of our business in Canada.

Consolidated direct operating and SG&A expenses increased $43.9 million, or 9.9%, during the first quarter of 2018 as compared to the first quarter of 2017. Consolidated direct operating and SG&A expenses increased $16.5 million, or 3.8%, in the first quarter, after adjusting for a $32.8 million impact from movements in foreign exchange rates and the $5.4 million impact from the sale of our business in Canada.

Consolidated operating income (loss ) decreased 139.1% to $(8.4) million, during the first quarter of 2018 as compared to the first quarter of 2017, primarily due to the net gain of $28.6 million recognized on the sale of our Americas Indianapolis market in the first quarter of 2017.

The Company’s OIBDAN increased 13.0% to $77.8 million, during the first quarter of 2018 as compared to the first quarter of 2017. The Company’s OIBDAN increased 10.1% in the first quarter 2018 compared to the same period of 2017, after adjusting for movements in foreign exchange rates and the impact from the sale of our business in Canada.

Americas

Americas revenues decreased $4.5 million, or 1.7%, during the first quarter of 2018 as compared to the first quarter of 2017. Revenues increased $0.2 million, or 0.1%, after adjusting for the $4.7 million impact from the sale of our business in Canada.

Direct operating and SG&A expenses decreased $7.2 million, or 4.0%, during the first quarter of 2018 as compared to the first quarter of 2017. Direct operating and SG&A expenses decreased $1.8 million, or 1.0%, after adjusting for the $5.4 million impact from the sale of our business in Canada.

Operating income increased 2.8% to $37.5 million during the first quarter of 2018 as compared to the first quarter of 2017. OIBDAN increased $2.7 million, or 3.4%. OIBDAN increased $1.9 million, or 2.4%, during the first quarter of 2018, after adjusting for the $0.8 million impact from the sale of our business in Canada.

International

International revenues increased $58.5 million, or 20.6%, during the first quarter of 2018 as compared to the first quarter of 2017. Revenues increased $23.7 million, or 8.3%, after adjusting for a $34.8 million impact from movements in foreign exchange rates. The increase is primarily due to growth across several markets including China, Switzerland, Spain and Sweden, primarily from new deployments and digital expansion.

Direct operating and SG&A expenses increased $51.1 million, or 19.5%, during the first quarter of 2018 as compared to the first quarter of 2017. Direct operating and SG&A expenses increased $18.3 million, or 7.0%, after adjusting for a $32.8 million impact from movements in foreign exchange rates. Direct operating and SG&A expenses increased primarily due to higher site lease expenses and other variable expenses in countries experiencing revenue growth.

Operating loss decreased 17.1% to $(9.5) million during the first quarter of 2018 as compared to the first quarter of 2017. OIBDAN increased $7.4 million, or 34.0%. OIBDAN increased $5.4 million, or 24.9%, during the first quarter of 2018, after adjusting for a $2.0 million impact from movements in foreign exchange rates.

Clear Channel International B.V. (“CCIBV”)

CCIBV’s consolidated revenues increased $42.9 million to $266.8 million in the first quarter of 2018 compared to the same period in 2017. This increase includes a $30.1 million impact from movements in foreign exchange rates. Excluding the impact from movements in foreign exchange rates, CCIBV revenues increased $12.8 million during the first quarter of 2018 as compared to the same period in 2017.

CCIBV’s operating loss was $13.7 million in the first quarter of 2018 compared to operating loss of $20.7 million in the same period in 2017, which was primarily due to the increase in revenues, due to growth across several markets, partially offset by an increase in direct operating expenses.

Liquidity and Financial Position

As of March 31, 2018, we had $153.2 million of cash on our balance sheet, including $135.4 million of cash held outside the U.S. by our subsidiaries. For the three months ended March 31, 2018, cash provided by operating activities was $5.0 million, cash used for investing activities was $27.3 million, cash provided by financing activities was $30.5 million, and there was $3.3 million impact from movements in foreign exchange rates on cash. The net increase in cash, cash equivalents and restricted cash from December 31, 2017 was $11.6 million.

Capital expenditures for the three months ended March 31, 2018 were $28.7 million compared to $36.3 million for the same period in 2017.

On January 24, 2018, we made a demand for repayment of $30.0 million outstanding under the Due from iHeartCommunications Note and simultaneously paid a special cash dividend of $30.0 million. iHeartCommunications received approximately 89.5%, or approximately $26.8 million, of the proceeds of the dividend through its wholly-owned subsidiaries, with the remaining approximately 10.5%, or approximately $3.2 million, of the proceeds of the dividend paid to our public stockholders.

At March 31, 2018, the principal amount outstanding under the Due from iHeartCommunications Note was $1,031.7 million. As a result of the voluntary petition by iHeartMedia, iHeartCommunications and certain of their subsidiaries for reorganization under Chapter 11 of the United States Bankruptcy Code (the “iHeart Chapter 11 Cases”), CCOH recognized a loss of $855.6 million on the Due from iHeartCommunications Note during the fourth quarter of 2017 to reflect the estimated recoverable amount of the note as of December 31, 2017, based on management’s best estimate of the cash settlement amount. As of March 31, 2018 and December 31, 2017, the asset recorded in “Due from iHeartCommunications” on our consolidated balance sheet was $154.8 million and $212.0 million, respectively

Conference Call

The Company will host a conference call to discuss results on May 22, 2018 at 8:30 a.m. Eastern Time. The conference call number is (800) 230-1092 (U.S. callers) and (612) 288-0337 (International callers) and the passcode for both is 449192. A live audio webcast of the conference call will also be available on the investor section of www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 449192. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

TABLE 1—Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended March 31,
	2018	2017
Revenue	$598,711	$544,726
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	360,202	327,931
Selling, general and administrative expenses (excludes depreciation and amortization)	127,408	115,774
Corporate expenses (excludes depreciation and amortization)	35,435	34,540
Depreciation and amortization	84,060	77,494
Other operating income (expense), net	(54)	32,611

Operating income (loss)	(8,448)	21,598
Interest expense	97,264	92,633
Interest income on Due from iHeartCommunications	—	14,807
Equity in earnings (loss) of nonconsolidated affiliates	188	(472)
Other income, net	19,543	3,867

Loss before income taxes	(85,981)	(52,833)
Income tax benefit (expense)	(45,367)	21,837

Consolidated net loss	(131,348)	(30,996)
Less: Amount attributable to noncontrolling interest	(4,416)	(1,995)

Net loss attributable to the Company	$(126,932)	$(29,001)

For the three months ended March 31, 2018, foreign exchange rate movements increased the Company’s revenues by $34.8 million and increased direct operating expenses by $24.6 million and SG&A expenses by $8.2 million.

TABLE 2—Selected Balance Sheet Information

Selected balance sheet information for March 31, 2018 and December 31, 2017:

(In millions)	March 31, 2018	December 31, 2017
Cash and cash equivalents	$153.2	$144.1
Total current assets	1,003.7	974.2
Net property, plant and equipment	1,365.1	1,395.0
Due from iHeartCommunications	154.8	212.0
Total assets	4,615.5	4,670.8
Current liabilities (excluding current portion of long-term debt)	733.4	656.9
Long-term debt (including current portion of long-term debt)	5,271.3	5,266.7
Stockholders’ deficit	(1,993.6)	(1,841.4)

TABLE 3—Total Debt

At March 31, 2018 and December 31, 2017, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	March 31, 2018	December 31, 2017
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.2	1,989.2
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Clear Channel International B.V. Senior Notes due 2020	375.0	375.0
Other debt	4.4	2.4
Original issue discount	(0.4)	(0.2)
Long-term debt fees	(32.7)	(35.5)

Total debt	5,271.3	5,266.7
Cash	153.2	144.1

Net Debt	$5,118.1	$5,122.6

The current portion of long-term debt was $0.5 million and $0.6 million as of March 31, 2018 and December 31, 2017, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended March 31, 2018 and 2017. The Company defines OIBDAN as consolidated operating income adjusted to exclude non-cash compensation expenses, included within corporate expenses, as well as the following line items presented in its Statement of Operations: Depreciation and amortization; Impairment charges; and Other operating income (expense), net.

The Company uses OIBDAN, among other measures, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

The other non-GAAP financial measures presented in the tables below are: (i) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates; (ii) revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from business sold and (iii) corporate expenses, excluding non-cash compensation expenses and the effects of foreign exchange rates.

The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period to period comparisons of business performance and provides useful information to investors. A significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, and management reviews the results from its foreign operations on a constant dollar basis. Revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the prior period.

In the third quarter of 2018, we sold our business in Canada. The Company presents revenues, direct operating and SG&A expenses and OIBDAN, each excluding the effects of foreign exchange rates and the results from the business sold, for the consolidated Company and the Company’s segments, in order to facilitate investors’ understanding of operational trends without the impact of fluctuations in foreign currency rates and without the results from the markets and businesses that were sold, as these results will not be included in the Company’s results in current and future periods.

Corporate expenses, excluding the effects of non-cash compensation expenses is presented as OIBDAN excludes non-cash compensation expenses.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment, to consolidated and segment operating income (loss); (ii) revenues, excluding effects of foreign exchange rates, to revenues; (iii) direct operating and SG&A expenses, excluding effects of foreign exchange rates, to direct operating and SG&A expenses; (iv) corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to corporate expenses; (v) Consolidated and segment revenues, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment revenues; (vi) Consolidated and segment direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment direct operating and SG&A expenses; and (vii) Consolidated and segment OIBDAN, excluding effects of foreign exchange rates and results from business sold, to Consolidated and segment operating income (loss).

Reconciliation of OIBDAN, excluding effects of foreign exchange rates and OIBDAN for each segment to, Consolidated and Segment Operating Income (Loss)

(In thousands)	OIBDAN excluding effects of foreign exchange	Foreign exchange effects	OIBDAN (subtotal)	Non-cash compensation expenses	Depreciation and amortization	Other operating (income) expense, net	Operating income (loss)
Three Months Ended March 31, 2018
Americas	$82,024	$—	$82,024	$—	$44,504	$—	$37,520
International	27,103	1,974	29,077	—	38,565	—	(9,488)
Corporate	(32,513)	(816)	(33,329)	2,106	991	—	(36,426)
Impairment charges	—	—	—	—	—	—	—
Other operating expense, net	—	—	—	—	—	54	(54)

Consolidated	$76,614	$1,158	$77,772	$2,106	$84,060	$54	$(8,448)

Three Months Ended March 31, 2017
Americas	$79,317	$—	$79,317	$—	$42,816	$—	$36,501
International	21,704	—	21,704	—	33,152	—	(11,448)
Corporate	(32,181)	—	(32,181)	2,359	1,526	—	(36,066)
Impairment charges	—	—	—	—	—	—	—
Other operating income, net	—	—	—	—	—	(32,611)	32,611

Consolidated	$68,840	$—	$68,840	$2,359	$77,494	$(32,611)	$21,598

Reconciliation of Revenues, excluding effects of foreign exchange rates, to Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2018	2017
Consolidated revenue	$598,711	$544,726	9.9%
Excluding: Foreign exchange increase	(34,778)	—

Consolidated revenue excluding effects of foreign exchange	$563,933	$544,726	3.5%

International revenue	$342,864	$284,380	20.6%
Excluding: Foreign exchange increase	(34,778)	—

International revenue excluding effects of foreign exchange	$308,086	$284,380	8.3%

Reconciliation of Direct operating and SG&A expenses, excluding effects of foreign exchange rates, to Direct operating and SG&A expenses

(In thousands)	Three Months Ended March 31,		% Change
	2018	2017
Consolidated direct operating and SG&A expenses	$487,610	$443,705	9.9%
Excluding: Foreign exchange increase	(32,804)	—

Consolidated direct operating and SG&A expenses excluding effects of foreign exchange	$454,806	$443,705	2.5%

International direct operating and SG&A expenses	$313,787	$262,676	19.5%
Excluding: Foreign exchange increase	(32,804)	—

International direct operating and SG&A expenses excluding effects of foreign exchange	$280,983	$262,676	7.0%

Reconciliation of Corporate expenses, excluding non-cash compensation expenses and effects of foreign exchange rates, to Corporate Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2018	2017
Corporate Expense	$35,435	$34,540	2.6%
Excluding: Non-cash compensation expense	(2,106)	(2,359)

Corporate Expense excluding non-cash compensation expense	$33,329	$32,181	3.6%
Excluding: Foreign exchange increase	$(816)	$—

Corporate Expense excluding non-cash compensation expense and effects of foreign exchange	$32,513	$32,181	1.0%

Reconciliation of Consolidated and Segment Revenues, excluding effects of foreign exchange rates and results from business sold, to Consolidated and Segment Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2018	2017
Consolidated revenue	$598,711	$544,726	9.9%
Excluding: Revenue from business sold	—	(4,670)
Excluding: Foreign exchange increase	(34,778)	—

Consolidated revenue, excluding effects of foreign exchange and revenue from business sold	$563,933	$540,056	4.4%

Americas revenue	$255,847	$260,346	(1.7)%
Excluding: Revenue from business sold	—	(4,670)

Americas revenue, excluding effects of foreign exchange and revenue from business sold	$255,847	$255,676	0.1%

Reconciliation of Consolidated and Segment Direct operating and SG&A expenses, excluding effects of foreign exchange rates and results from business sold, to Consolidated and Segment Direct operating and SG&A expenses

(In thousands)	Three Months Ended March 31,		% Change
	2018	2017
Consolidated direct operating and SG&A expenses	$487,610	$443,705	9.9%
Excluding: Operating expenses from business sold	—	(5,438)
Excluding: Foreign exchange increase	(32,804)	—

Consolidated direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from business sold	$454,806	$438,267	3.8%

Americas direct operating and SG&A expenses	$173,823	$181,029	(4.0)%
Excluding: Operating expenses from business sold	—	(5,438)
Americas direct operating and SG&A expenses, excluding effects of foreign exchange and operating expenses from business sold	$173,823	$175,591	(1.0)%

Reconciliation of Consolidated and Segment OIBDAN, excluding effects of foreign exchange rates and results from business sold to, Consolidated and Segment Operating Income (Loss)

(In thousands)	Three Months Ended March 31,		% Change
	2018	2017
Consolidated operating income (loss)	$(8,448)	$21,598	(139.1)%
Excluding: Revenue, direct operating and SG&A expenses from business sold	—	768
Excluding: Foreign exchange increase	(1,158)	—
Excluding: Non-cash compensation expense	2,106	2,359
Excluding: Depreciation and amortization	84,060	77,494
Excluding: Other operating (income) expense, net	54	(32,611)

Consolidated OIBDAN, excluding effects of foreign exchange and OIBDAN from business sold	$76,614	$69,608	10.1%

Americas Outdoor operating income	$37,520	$36,501	2.8%
Excluding: Revenue, direct operating and SG&A expenses from business sold	—	768
Excluding: Depreciation and amortization	44,504	42,816

Americas Outdoor OIBDAN, excluding effects of foreign exchange and OIBDAN from business sold	$82,024	$80,085	2.4%

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with over 560,000 displays in 31 countries across Asia, Europe, Latin America and North America. Reaching millions of people monthly, including consumers in 43 of the top 50 U.S. markets, Clear Channel Outdoor enables advertisers to engage with consumers through innovative advertising solutions. Clear Channel Outdoor is pioneering the integration of out-of-home with mobile and social platforms, and the company’s digital platform includes more than 1,200 digital billboards across 28 markets in the U.S. and more than 14,000 digital displays in international markets. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiary Clear Channel International B.V. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives and our expectations about certain markets, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: weak or uncertain global economic condition; our ability to service our debt obligations and to fund our operations and capital expenditures; industry conditions, including competition; our dependence on our management team and other key individuals; our ability to obtain key municipal concessions; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; other general economic and political conditions in the United States and in other countries in which we currently do business; changes in labor conditions and management; the impact of future dispositions, acquisitions and other strategic transactions; legislative or regulatory requirements; regulations and consumer concerns regarding privacy and data protection; restrictions on outdoor advertising of certain products; capital expenditure requirements; fluctuations in exchange rates and currency values; risks of doing business in foreign countries; the identification of a material weakness in our internal controls over financial reporting; our relationship with iHeartCommunications, including its ability to elect all of the members of our board of directors and its ability as our controlling stockholder to determine the outcome of matters submitted to our stockholders and certain additional matters governed by intercompany agreements between us; the risks and uncertainties associated with the iHeart Chapter 11 Cases on us and iHeartCommunications, our primary direct or indirect external source of capital, which is operating as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court; the obligations and restrictions imposed on us by our agreements with iHeartCommunucations; the risk that we may be unable to replace the services iHeartCommunications provides us in a timely manner or on comparable terms; the risk that the iHeart Chapter 11 Cases may result in unfavorable tax consequences for us and impair our ability to utilize our federal income tax net operating loss carryforwards in future years; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; and the effect of credit ratings downgrades. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.